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Exhibit 32

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 10-K of Rite Aid Corporation (the "Company") for the annual period ended March 3, 2018 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), John T. Standley, as Chairman and Chief Executive Officer of the Company, and Darren W. Karst, as Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes- Oxley Act of 2002, that to the best of his knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOHN T. STANDLEY
Name:	John T. Standley
Title:	Chairman and Chief Executive Officer
Date:	April 26, 2018
/s/ DARREN W. KARST
Name:	Darren W. Karst
Title:	Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer
Date:	April 26, 2018

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  Exhibit 32
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002